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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Capital Pacific Holdings, Inc.


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-63511) of Capital Pacific Holdings, Inc. (formerly J.M.
Peters Company, Inc.) of our report dated February 28, 1997 on the financial statements of J.M.P. Canyon Estates, L.P. as of December 31, 1996 and 1995 and for the years then ended and the period July 27, 1994 (inception) through December 31, 1994, and our report dated February 28, 1997 on the financial statements of J.M.P. Harbor View, L.P. as of December 31, 1996 and 1995 and for the years then ended and the period December 13, 1994 (inception) through December 31, 1994, with respect to the consolidated financial statements and schedules of Capital Pacific Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended February 28, 1997.



                                                      ERNST & YOUNG LLP


Newport Beach, California
May 28, 1997








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